Exhibit 5.1

                       [Headed paper of White & Case LLP]

June 30, 2003

iPayment, Inc.
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by iPayment, Inc., a Delaware Corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration of (i) 1,966,475 shares of common stock (the "Incentive Plan Common Stock") pursuant to the Company's Stock Incentive Plan (the "Incentive Plan"), and (ii) 347,025 shares of common stock (the "Directors Plan Common Stock" and, together with the Incentive Plan Common Stock, the "Plan Common Stock") pursuant to the Company's Non-Employee Directors Stock Option Plan (the "Directors Plan" and, together with the Incentive Plan, the "Plans").

          We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

          Based upon our examination described above, subject to the assumptions stated, it is our opinion that the Plan Common Stock, upon issuance and sale by the Company as contemplated under the Plans against payment therefor, will be duly authorized, validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ White & Case LLP